Vocus Announces Results for Third Quarter 2009
Solid Financial Results Driven by Second Best Quarter-Ever of Net New Customers

LANHAM, MD: October 20, 2009 — Vocus, Inc. (NASDAQ: VOCS), a leading provider of on-demand software for public relations management, announced today financial results for the third quarter ended September 30, 2009.

“I am pleased to report solid financial results for the third quarter, which includes strong quarterly revenue, cash flow and earnings per share,” said Rick Rudman, President and CEO of Vocus, Inc.  “In the midst of a challenging economic environment, Vocus is thrilled to have passed the 4,000-customer milestone on exceptionally strong net new customer additions. The results for the quarter reflect the resiliency of our business model, diversity of our customer base and our innovative and broad PR product suite.”

Financial Highlights

•	Revenues for the quarter were $21.0 million, a 5% increase over the same period last year;

•	GAAP income from operations was $160,000 for the third quarter of 2009, compared to a loss from operations of $(220,000) for the same period last year. GAAP net loss was $(382,000), or $(0.02) per diluted share, for the third quarter of 2009 compared to net income of $218,000, or $0.01 per diluted share, for the same period last year;

•	Non-GAAP income from operations was $4.0 million for the third quarter of 2009 compared to $3.7 million for the same period last year. Non-GAAP net income was $3.5 million, or $0.17 per diluted share, for the third quarter of 2009 compared to $4.1 million, or $0.20 per diluted share, for the same period last year. See Other Supplemental Information for further discussion of non-GAAP measures;

•	Total deferred revenue as of September 30, 2009 was $39.6 million, compared to $37.9 million at September 30, 2008;

•	Cash flow from operations for the nine months ended September 30, 2009 was $12.9 million;

•	Free cash flow for the nine months ended September 30, 2009 was $16.0 million. See Other Supplemental Information for further discussion of non-GAAP measures.

Business Highlights

•	Added 240 net new subscription customers during the quarter compared to 233 net new subscription customers added during the same period last year, the second best quarter ever of net new subscription customers (net adds);

•	Ended the third quarter with a record 4,001 total active subscription customers;

•	Signed subscription agreements with new and existing customers including Brazos Bookstore, Cornell University, The Dannon Company, European Science Foundation, Golf Greens “Fore” U, Ice Caters.com, Lawson Software, Los Angeles Opera, Military Families United, Silver Dollar City, Sun Life Assurance Company of Canada, Toll Brothers and Wyndham Worldwide;

•	Ranked #1 press release distribution company by topseos.com, an independent authority on vendors who supply Internet marketing products;

•	Named to Software Magazine’s Annual Software 500, a ranking of the world’s largest software and services providers, for the tenth consecutive year.

Guidance

Vocus is providing, for the first time, guidance for the fourth quarter and revising guidance for the full year 2009 based on information as of October 20, 2009:

•	For the fourth quarter of 2009, revenue is expected to be in the range of approximately $21.7 million to $21.9 million. Non-GAAP EPS is expected to be in the range of $0.15 to $0.16 assuming an estimated non-GAAP weighted average 19.9 million diluted shares outstanding and an estimated non-GAAP effective tax rate of 13%. Amortization of intangible assets and stock-based compensation is expected to be $0.19 per share. GAAP EPS is expected to be in the range of $(0.04) to $(0.03) assuming an estimated weighted average 18.1 million basic and diluted shares outstanding;

•	For the full year of 2009, revenue is expected to be in the range of $84.2 million to $84.4 million. Non-GAAP EPS is expected to be in the range of $0.65 to $0.66 assuming an estimated non-GAAP weighted average 19.7 million diluted shares outstanding and an estimated non-GAAP effective tax rate of 17%. Amortization of intangible assets and stock-based compensation is expected to be $0.76 per share. GAAP EPS is expected to be in the range of $(0.11) to $(0.10) assuming an estimated weighted average 18.1 million basic and diluted shares outstanding. Free cash flow is expected to range from $20.0 million to $21.0 million. Our non-GAAP cash tax rate for 2009 is expected to be at 3%.

Conference Call Information

Vocus will discuss the financial results and business highlights of the third quarter 2009 in a conference call at 4:30 p.m. ET, or 1:30 p.m. PT, today. Investors are invited to listen to a live audio web cast of the conference call on the Investor Relations section of the Company’s website at http://onlinepressroom.net/vocus/ir/webcast/. A replay of the webcast will be available approximately one hour after the conclusion of the call and will remain available for 30 calendar days following the conference call. An audio replay of the conference call will also be available approximately two hours after the conclusion of the call. The audio replay will be available until October 27, 2009 at 11:59 p.m. ET and can be accessed by dialing (888) 203-1112 or (719) 457-0820 and entering conference number 8746344.

About Vocus, Inc.

Vocus, Inc. (NASDAQ: VOCS) is a leading provider of on-demand software for public relations management. Our web-based software suite helps organizations of all sizes to fundamentally change the way they communicate with both the media and the public, optimizing their public relations and increasing their ability to measure its impact. Our on-demand software addresses the critical functions of public relations including media relations, news distribution and news monitoring. We deliver our solutions over the Internet using a secure, scalable application and system architecture, which allows our customers to eliminate expensive up-front hardware and software costs and to quickly deploy and adopt our on-demand software.  Vocus is used by over 4,000 organizations worldwide and is available in seven languages.  Vocus is based in Lanham, MD with offices in North America, Europe and Asia.  For more information, please visit www.vocus.com or call (800) 345-5572.

This release contains “forward-looking” statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These are statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “may,” “will,” “expects,” “projects,” “anticipates,” “estimates,” “believes,” “intends,” “plans,” “should,” “seeks,” and similar expressions.  This press release contains forward-looking statements relating to, among other things, Vocus’ expectations and assumptions concerning future financial performance. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual future results to differ materially from those projected or contemplated in the forward-looking statements. Forward-looking statements may be significantly impacted by certain risks and uncertainties described in Vocus’ filings with the Securities and Exchange Commission.

The risks and uncertainties referred to above include, but are not limited to, risks associated with possible fluctuations in our operating results and rate of growth, our history of operating losses, interruptions or delays in our service or our Web hosting, our business model, breach of our security measures, the emerging market in which we operate, our relatively limited operating history, our ability to hire, retain and motivate our employees and manage our growth, competition, our ability to continue to release and gain customer acceptance of new and improved versions of our service, successful customer deployment and utilization of our services, fluctuations in the number of shares outstanding, foreign currency exchange rates and interest rates.

Vocus, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(dollars in thousands)

	December 31,	September 30,
	2008	2009
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$65,429	$82,084
Short-term investments	21,758	15,830
Accounts receivable, net	14,739	9,910
Current portion of deferred income taxes	394	480
Other current assets	3,340	2,294

Total current assets	105,660	110,598
Long-term investments	––	2,736
Property, equipment and software, net	4,615	4,765
Intangible assets, net	5,906	4,450
Goodwill	17,090	17,090
Deferred income taxes, net of current portion	6,097	7,542
Other assets	611	682

Total assets	$139,979	$147,863

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$5,273	$7,067
Current portion of notes payable and capital lease obligations	185	198
Current portion of deferred revenue	41,775	38,658

Total current liabilities	47,233	45,923
Notes payable and capital lease obligations, net of current portion	188	63
Other liabilities	71	42
Deferred revenue, net of current portion	1,079	911

Total liabilities	48,571	46,939
Commitments and contingencies
Stockholders’ equity:
Common stock	194	198
Additional paid-in capital	129,897	145,005
Treasury stock	(10,783)	(14,914)
Accumulated other comprehensive income	564	302
Accumulated deficit	(28,464)	(29,667)

Total stockholders’ equity	91,408	100,924

Total liabilities and stockholders’ equity	$139,979	$147,863

Vocus, Inc. and Subsidiaries
Consolidated Statements of Operations
(dollars in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2009	2008	2009
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues	$19,953	$21,042	$56,905	$62,532
Cost of revenues, including amortization of intangible assets of $11 for the three months ended September 30, 2008 and $71 for the nine months ended September 30, 2008	3,701	3,861	10,760	11,615

Gross profit	16,252	17,181	46,145	50,917
Operating expenses:
Sales and marketing	8,837	10,189	25,496	29,895
Research and development	1,306	1,150	3,879	3,445
General and administrative	5,641	5,206	15,635	15,437
Amortization of intangible assets	688	476	2,098	1,456

Total operating expenses	16,472	17,021	47,108	50,233
Income (loss) from operations	(220)	160	(963)	684
Other income (expense):
Interest and other income	507	52	1,612	382
Interest expense	(7)	(10)	(21)	(23)

Income before provision (benefit) for income taxes	280	202	628	1,043
Provision (benefit) for income taxes	62	584	(4,851)	2,246

Net income (loss)	$218	$(382)	$5,479	$(1,203)

Net income (loss) per share:
Basic	$0.01	$(0.02)	$0.31	$(0.07)
Diluted	$0.01	$(0.02)	$0.29	$(0.07)
Weighted average shares outstanding used in computing per share amounts:
Basic	18,193,456	18,092,595	17,915,754	18,021,737
Diluted	19,349,935	18,092,595	18,973,109	18,021,737

Vocus, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2009	2008	2009
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Cash flows from operating activities:
Net income (loss)	$218	$(382)	$5,479	$(1,203)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,173	878	3,526	2,697
Tax benefit from stock awards	––	(1,941)	––	(4,449)
Other non-cash charges, net	3,279	2,051	3,499	8,224
Changes in operating assets and liabilities	185	2,049	4,796	7,600

Net cash provided by operating activities	4,855	2,655	17,300	12,869
Cash flows from investing activities:
Net change in investments	106	(904)	(12,162)	3,144
Purchases of property, equipment and software, net	(204)	(417)	(1,690)	(1,143)
Software development costs	(23)	(51)	(23)	(142)

Net cash provided by (used in) investing activities	(121)	(1,372)	(13,875)	1,859
Cash flows from financing activities:
Purchases of common stock	––	(10)	––	(4,131)
Proceeds from the exercise of stock options	3,894	76	7,046	1,849
Tax benefit from stock awards	––	1,941	––	4,449
Payments on notes payable and capital lease obligations	(51)	(23)	(318)	(202)

Net cash provided by financing activities	3,843	1,984	6,728	1,965
Effect of exchange rate changes on cash and cash equivalents	(76)	(39)	(73)	(38)

Net increase in cash and cash equivalents	8,501	3,228	10,080	16,655
Cash and cash equivalents, beginning of period	58,120	78,856	56,541	65,429

Cash and cash equivalents, end of period	$66,621	$82,084	$66,621	$82,084

Other Supplemental Information

We define non-GAAP income from operations as income from operations excluding amortization of acquired intangible assets and stock-based compensation. We define non-GAAP net income as net income excluding amortization of acquired intangible assets, stock-based compensation and the income tax benefit related to the reversal of a portion of the valuation allowance against deferred tax assets. Amortization of intangible assets recorded in connection with our acquisitions consist of non-compete agreements, trade names, purchased technology and customer relationships that are not expected to be replaced when fully amortized, as a depreciable tangible asset might.  Companies record stock-based compensation by applying varying valuation methodologies and subjective assumptions to different types of equity awards. The income tax benefit related to the reversal of a portion of the valuation allowance is a non-cash benefit that we do not consider part of ongoing operations. Management uses non-GAAP income from operations and non-GAAP net income to evaluate operating performance, to determine incentive compensation and to prepare operating budgets and determine the appropriate levels of capital investments. Management believes the exclusion of amortization of acquired intangible assets, stock-based compensation and the income tax benefit related to the reversal of the valuation allowance allows management and investors to make meaningful comparisons between our operating results and those of other companies, as well as providing a consistent comparison of our relative historical financial performance. However, management believes that non-GAAP income from operations and non-GAAP net income are subject to material limitations since they may not be indicative of ongoing operating results.

We define free cash flow as cash flow from operations less net capital expenditures and capitalized software development costs plus tax benefits from stock awards. Management considers free cash flow to be a liquidity measure which provides useful information to management and investors regarding our ability to generate cash from operations that is available for acquisitions and other investments. Management also uses free cash flow as a measure to evaluate performance and determine incentive compensation. Our definition of free cash flow may be different from definitions used by other companies.

Management compensates for the limitations in the use of non-GAAP financial measures by also utilizing GAAP financial measures and by providing investors with a detailed reconciliation between our GAAP and non-GAAP financial results. Investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in our SEC filings.

Vocus, Inc. and Subsidiaries
Reconciliation of Non-GAAP Measures
(dollars in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2009	2008	2009
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reconciliation of GAAP income (loss) from operations to non-GAAP income from operations:
Income (loss) from operations	$(220)	$160	$(963)	$684
Amortization of intangible assets (including $11 in cost of revenues for the three months ended September 30, 2008 and $71 for the nine months ended September 30, 2008)	699	476	2,169	1,456
Stock-based compensation	3,213	3,357	8,329	9,546

Non-GAAP income from operations	$3,692	$3,993	$9,535	$11,686

Reconciliation of GAAP net income (loss) to non-GAAP net income:
Net income (loss)	$218	$(382)	$5,479	$(1,203)
Amortization of intangible assets (including $11 in cost of revenues for the three months ended September 30, 2008 and $71 for the nine months ended September 30, 2008)	699	476	2,169	1,456
Stock-based compensation	3,213	3,357	8,329	9,546
Effect of reversal of valuation allowance	––	––	(4,924)	––

Non-GAAP net income	$4,130	$3,451	$11,053	$9,799

Non-GAAP net income per share:
Non-GAAP diluted	$0.20	$0.17	$0.55	$0.50
Weighted average shares outstanding used in computing per share amounts:
Non-GAAP diluted	20,200,013	19,771,096	19,975,596	19,567,328
Reconciliation of GAAP diluted weighted average shares outstanding to non-GAAP diluted weighted average shares outstanding:
Diluted weighted average shares outstanding	19,349,935	18,092,595	18,973,109	18,021,737
Treasury stock effect of outstanding equity securities	––	1,231,615	––	1,142,815
Treasury stock effect of unrecognized stock-based compensation on outstanding equity securities	850,078	446,886	1,002,487	402,776

Non-GAAP diluted weighted average shares outstanding	20,200,013	19,771,096	19,975,596	19,567,328

Supplemental information of stock-based compensation included in:
Cost of revenues	$326	$398	$886	$1,141
Sales and marketing	842	1,025	2,194	2,874
Research and development	174	256	539	727
General and administrative	1,871	1,678	4,710	4,804

Total stock-based compensation	$3,213	$3,357	$8,329	$9,546

Reconciliation of cash flow from operations to free cash flow:
Net cash provided by operating activities	$4,855	$2,655	$17,300	$12,869
Purchases of property, equipment and software, net	(204)	(417)	(1,690)	(1,143)
Software development costs	(23)	(51)	(23)	(142)
Tax benefit from stock awards	––	1,941	––	4,449

Free cash flow	$4,628	$4,128	$15,587	$16,033